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                                                         Exhibit 99.1

CONTACT:  Ralph J. Vaclavik
          President Casinos, Inc.
          St. Louis, Missouri 63102
          314-622-3018
                                                       FOR IMMEDIATE RELEASE

                         PRESIDENT CASINOS, INC.
                          ANNOUNCES THE SALE OF
                         BROADWATER TOWER HOTEL

ST. LOUIS, MISSOURI, MARCH 16, 2004 -- President Casinos, Inc. (OTC:PREZ) announced today that it has sold the 179-room Broadwater Tower Hotel for $6.5 million to Ocean Beach Club at Biloxi, LLC, Michael Mayer and Drake Leddy, managing partners. The President's other hotel, the 333-room President Broadwater Resort, is not included in this transaction.

The net proceeds will be used to reduce the debt of the Company's subsidiary, President Broadwater Hotel, LLC. The Company has also entered into an initial seven-month lease with the new owners whereby the Company will continue to operate Broadwater Tower Hotel with options for additional extensions.

President Casinos, Inc. owns and operates dockside gaming facilities in Biloxi, Mississippi and downtown St. Louis, Missouri, north of the Gateway Arch.

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, lender cooperation, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein. Additional information concerning potential factors that could affect the Company's financial condition, results of operations and expansion projects is included in the filings of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2003 and the Company's subsequent Reports on Form 10-Q for the quarters ended May 31, 2003, August 31, 2003 and November 30, 2003, all of which risks are incorporated by reference into this press release.

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